QUIT CLAIM MINERAL DEED

THIS INDENTURE, made the 9th day of April, 2010, between RUSSELL B.
PACE, JR., of 2139 Bybee's Church Road, Palmyra, Virginia 22963, "Grantor", to TEEN GLOW MAKEUP, INC. (name change to American Power Corp. in process), a Nevada Corporation, of 16 Market Square Centre, 1400 16th Street, Suite 400, Denver, Colorado, "Grantee".

WITNESSETH:

Grantor, for good and valuable consideration paid to him by Grantee, the receipt of which is hereby acknowledged, does hereby convey, remise, and forever quit claim unto Grantee, and to its successors and assigns forever, all mineral rights located under real property in Judith Basin County, Montana as described on the attached Exhibit A which by this reference is a part hereof. This transfer does not include any Coal rights.

This property comes with all tenements, hereditaments, and appurtenances thereto belonging and also all of the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Grantor, of, in, or to the premises to have and to hold with the appurtenances unto Grantee and to its successors and assigns forever. This deed transfers all mineral rights (except Coal), all oil rights and all gas rights owned by Grantor in the property described on the attached Exhibit A.

The Grantee shall also obtain all surface use rights now held by Grantor as derived and described in the Quit Claim Deed dated March 1, 1965 and recorded in Book 156, Page 186 at the Judith Basin County Clerk and Recorder office. The surface rights described in that deed consist of the right to use such surface as may be necessary for exploring for and mining or otherwise extracting and carrying away said minerals. That deed also provides Grantor and its successors and assigns the full power to take all usual, necessary and convenient means for working, getting out, laying up, dressing, making merchantable and the taking away of said coal without liability or responsibility for any depression or subsidence of or injury or damage to the surface of said premises or the buildings or machinery thereon in any manner caused by the working, getting out, laying up, or carrying away of said minerals.

Reserving, however, to the Grantor and his heirs, successors and assigns, a Royalty interest in and to all the mineral rights including oil and gas, but excepting coal, in, under or that may be produced or mined from the above described lands, equal to twenty percent (20%) of all royalties, fees, or other payments received by the then owner of said mineral rights from the lease of said mineral rights or any portion thereof, and twenty percent (20%) of all net cash proceeds and/or other considerations received by the then owner of said mineral rights from the sale or other disposition of said mineral rights, or any portion thereof, with the further right of Grantor to receive a full accounting of all information needed to support his right to the royalty payments due, said Royalty to be delivered to Grantor free of all costs of production.

IN WITNESS WHEREOF, the Grantor has set his hand & seal the day and year first hereinbefore written.
/s/Russell B Pace Jr.
RUSSELL B. PACE JR.

STATE OF MONTANA ) : ss. County of FERGUS)

On this 9th day of April, 2010, before me, the undersigned, a Notary Public for the State of Montana, personally appeared, RUSSELL B. PACE, JR., known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.
[Missing Graphic Reference]

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official Notarial Seal the day and year first hereinabove written.

/s/ Robin Fleming
Robin Fleming
Notary Public for the State of Montana
Residing at: Lewistown, MT
My Commission expires: March 15, 2011
QUIT CLAIM COAL MINERAL DEED

    THIS INDENTURE, made the 9th day of April, 2010, between JBM
ENERGY COMPANY, LLC., of 2139 Bybee's Church Road, Palmyra, Virginia 22963, "Grantor", to TEEN GLOW MAKEUP, INC. (name change to American Power Corp. in process), a Nevada Corporation, of 16 Market Square Centre, 1400 16w Street, Suite 400, Denver, Colorado, "Grantee".

WITNESSETH:

    Grantor, for good and valuable consideration paid to it by Grantee, the receipt of which is hereby acknowledged, does hereby convey, remise, and forever quit claim unto Grantee, and to its successors and assigns forever, all coal rights located under real property in Judith Basin County; Montana as described on the attached Exhibit A which by this reference is a part hereof. This transfer includes only Coal rights.

    This property comes with all tenements, hereditaments, and appurtenances thereto belonging and also all of the estate, right, title, interest, property, possession; claim and demand whatsoever, as well in law as in equity, of the Grantor, of, in, or to the premises to have and to hold with the appurtenances unto Grantee and to its successors and assigns forever. This deed transfers all Coal rights that the Grantor owns.

    The Grantee shall also obtain all surface use rights now held by Grantor as derived from its successors and described in the Quit Claim Deed dated March 1, 1965 and recorded in Book 156, Page 186 at the Judith Basin County Clerk and Recorder office. The surface rights described in that deed consist of the right to use such surface as may be necessary for exploring for and mining or otherwise extracting and carrying away said coal. That deed also provides Grantor and its successors and assigns the full power to take all usual, necessary and convenient means for working, getting out, laying up, dressing, making merchantable and the taking away of said coal without liability or responsibility for any depression or subsidence of or injury or damage to the surface of said premises or the buildings or machinery thereon in any manner caused by the working, getting out, laying up, or carrying away of said coal.

    Reserving, however, to the Grantor and its successors and assigns, a Royalty interest in and to all the coal, in, under or that may be produced or mined from the above described lands, equal to Twenty Five Cents ($0.25) per ton of coal as and when mined or otherwise utilized, with the further right to Grantor to receive a full accounting of all information needed to support its right to the royalty payments due, said Royalty to be delivered to Grantor free of all costs of production.

IN WITNESS WHEREOF, the Grantor has set his hand & seal the day and year first hereinbefore written.
By: /s/ Russell B. Pace, Jr.
JBM ENERGY COMPANY, LLC
A Delaware Limited Liability Company RUSSELL B. PACE, JR. Manager

On this 9th day of April, 2010, before me, the undersigned, a Notary Public for the State of

Montana, personally appeared, RUSSELL B. PACE, JR. in his capacity as Manager of JBM Energy Company, LLC, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official Notarial Seal the day and year first hereinabove written.

/s/ Robin Fleming
Robin Fleming
Notary Public for the State of Montana
Residing at: Lewistown, MT
My Commission expires: March 15, 2011